================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  eBay, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (6) Amount Previously Paid:

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     (7) Form, Schedule or Registration Statement No.:

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     (8) Filing Party:

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     (9) Date Filed:

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Notes:

                                   eBAY INC.
                        2005 Hamilton Avenue, Suite 350
                           San Jose, California 95125

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 28, 1999

To the Stockholders of eBay Inc.:

  We Hereby Notify You that the Annual Meeting of Stockholders of eBay Inc. will be held on Friday, May 28, 1999 at 8:30 a.m. local time at the Crowne Plaza Hotel, 282 Almaden Boulevard, San Jose, California 95113 for the following purposes:

  1. To elect two directors to hold office until the 2002 Annual Meeting of Stockholders.

  2. To approve an amendment to our Certificate of Incorporation (a) to increase the authorized number of shares of Common Stock from 195,000,000 to 900,000,000 shares and Preferred Stock from 5,000,000 to 10,000,000 shares and (b) to amend the Certificate of Incorporation to provide that vacancies in the Board of Directors shall be filled only by a majority of the directors then in office.

  3. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for our fiscal year ending December 31, 1999.

  4. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting thereof.

  These business items are more fully described in the Proxy Statement accompanying this Notice.

  The Board of Directors has fixed the close of business on March 30, 1999 as the record date for identifying those stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement of this meeting.

                                         By Order of the Board of Directors
                                         /s/ MICHAEL R. JACOBSON
                                         MICHAEL R. JACOBSON
                                         Secretary

San Jose, California

April 22, 1999

  All Stockholders are cordially invited to attend the meeting in person. If you plan to attend the Annual Meeting, please complete and return the postage-paid reply card enclosed with the Proxy Statement. We will then send a map to you with directions to the Crowne Plaza Hotel, 282 Almaden Boulevard, San Jose, California 95113, and an admission badge to the Annual Meeting.

  Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                                   eBAY INC.
                        2005 Hamilton Avenue, Suite 350
                          San Jose, California 95125

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS

                                 May 28, 1999

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

  The enclosed proxy is solicited on behalf of the Board of Directors of eBay Inc. for use at the Annual Meeting of Stockholders to be held on May 28, 1999, at 8:30 local time (the "Annual Meeting"), or at any adjournment or postponement of this meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Crowne Plaza Hotel, 282 Almaden Boulevard, San Jose, California 95113. We intend to mail this proxy statement and accompanying proxy card on or about April 22, 1999, to all stockholders entitled to vote at the Annual Meeting.

  In March 1999 the Company effected a three-for-one stock split in the form of a 200% stock dividend. All share and per-share information presented here is on a post-split basis, except where specifically indicated otherwise.

Solicitation

  We will pay for the entire cost of proxy solicitations, including preparation, assembly, printing and mailing of proxy solicitation materials. We will provide copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward these materials to the beneficial owners of Common Stock. We may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials. Directors, officers or other regular employees of ours may also solicit proxies by telephone, telegram or in-person. We will not additionally compensate directors, officers or other regular employees for these services.

Voting Rights and Outstanding Shares

  Only stockholders of record at the close of business on March 30, 1999 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 30, 1999, 120,832,323 shares of Common Stock were outstanding and entitled to vote. Each holder of record of Common Stock on that date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

  The inspector of election appointed for the meeting will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

  Any person giving a proxy in response to this solicitation has the power to revoke it at any time before it is voted. Proxies may be revoked by any of the following actions:

  . filing a written notice of revocation with our Secretary at our principal executive office (2005 Hamilton Avenue, Suite 350, San Jose, California 95125);

  . filing with our Secretary at our principal executive office (2005 Hamilton Avenue, Suite 350, San Jose, California 95125) a properly executed proxy showing a later date; or

  . attending the meeting and voting in person (attendance at the meeting will not, by itself, revoke a proxy).

Stockholder Proposals

  The deadline for submitting a stockholder proposal to be included in our proxy statement for our 2000 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 24, 1999. A stockholder proposal or a nomination for director that will not be included in our proxy statement and proxy must be submitted no earlier than February 28, 2000 and no later than March 29, 2000. We advise you to review our Bylaws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations.

                                  Proposal 1

                             Election Of Directors

  eBay's Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, with the first class initially consisting of two directors, the second class initially consisting of two directors and the third class initially consisting of one director. The term of office for the first class expires at the annual meeting of stockholders to be held on May 28, 1999, the term of office for the second class expires at the annual meeting of stockholders to be held in 2000 and the term of office for the third class expires at the annual meeting of stockholders to be held in 2001. The term of each of these three classes will then expire at the third annual meeting following the first date of expiration. A director elected to fill a vacancy (including a vacancy created by an increase in the Board of Directors) will serve for the remainder of the term of the class of directors in which the vacancy occurred and until his or her successor is elected and qualified.

  The Board of Directors is presently composed of five members. There are two directors in the class whose term of office expires in 1999. Each of the nominees for election to this class is currently a member of the Board of Directors who was previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2002 annual meeting and until his successor is elected and has qualified, or until his earlier death, resignation or removal.

  Directors are elected by a plurality (excess of votes cast over opposing nominees) of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by signed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee unexpectedly is unavailable for election, these shares will be voted for the election of a substitute nominee proposed by management. Each person nominated for election has agreed to serve if elected. Management has no reason to believe that any nominee will be unable to serve.

  Set forth below is biographical information for each person nominated and each director whose term of office will continue after the Annual Meeting.

Nominees for Election for a Three-year Term Expiring at the 2002 Annual
Meeting

Scott D. Cook

  Mr. Scott D. Cook, age 46, has served as a director of eBay since June 1998. Mr. Cook is the founder of Intuit Inc., a financial software developer. Mr Cook has been a director of Intuit since March 1984 and its Chairman of the Board since March 1993. From March 1984 to April 1994, Mr. Cook served as President and Chief Executive Officer of Intuit. Mr. Cook also serves on the board of directors of Amazon.com. Mr. Cook holds a B.A. degree in Economics and Mathematics from the University of Southern California and an M.B.A. degree from the Harvard Business School.

Robert C. Kagle

  Mr. Robert C. Kagle, age 43, has served as a director of eBay since June 1997. Mr. Kagle has been a Member of Benchmark Capital Management Co., L.L.C., the General Partner of Benchmark Capital Partners, L.P. and Benchmark Founders' Fund, L.P., since its founding in May 1995. Mr. Kagle also has been a General Partner of Technology Venture Investors since January 1984. Mr. Kagle holds a B.S. degree in Electrical and Mechanical Engineering from the General Motors Institute (renamed Kettering University in January 1998) and an M.B.A. degree from the Stanford Graduate School of Business.

   The Board Of Directors Recommends A Vote In Favor Of Each Named Nominee.

Directors Continuing in Office Until the 2000 Annual Meeting

Pierre M. Omidyar

  Mr. Pierre M. Omidyar, age 31, founded eBay as a sole proprietorship in September 1995. He has been a director and Chairman of the Board since eBay's incorporation in May 1996 and also served as its Chief Executive Officer, Chief Financial Officer and President from inception to February 1998, November 1997 and August 1996, respectively. Prior to founding eBay, Mr. Omidyar was a developer services engineer at General Magic, a mobile communication platform company from December 1994 to July 1996. Mr. Omidyar co-founded Ink Development Corp. (later renamed eShop) in May 1991 and served as a software engineer there from May 1991 to September 1994. Prior to co-founding Ink, Mr. Omidyar was a developer for Claris, a subsidiary of Apple Computer, and for other Macintosh-oriented software development companies. Mr. Omidyar holds a B.S. degree in Computer Science from Tufts University.

Howard D. Schultz

  Mr. Howard D. Schultz, age 45, has served as a director of eBay since June 1998. Mr. Schultz is the founder of Starbucks Corporation, a provider of gourmet coffee, and has been its Chairman of the Board and Chief Executive Officer since its inception in 1985. From 1985 to June 1994, Mr. Schultz was also President of Starbucks. Mr. Schultz was the director of Retail Operations and Marketing for Starbucks Coffee Company, a predecessor to Starbucks, from September 1982 to December 1985 and was the Chairman of the Board, Chief Executive Officer and President of Il Giornale Coffee Company, a predecessor to Starbucks, from January 1986 to July 1987. Mr. Schultz is also one of two founding members of Maveron LLC, a company providing advisory services to consumer-based businesses, and is one of two members of a limited liability company that serves as a general partner of its affiliated venture capital fund, Maveron Equity Partners, L.P.

Directors Continuing in Office Until the 2001 Annual Meeting

Margaret C. Whitman

  Ms. Margaret C. Whitman, age 42, has served as President and Chief Executive Officer of eBay since February 1998 and as a director since March 1998. From January 1997 to February 1998, she was General Manager of the Preschool Division of Hasbro Inc., a toy company. From February 1995 to December 1996, Ms. Whitman was employed by FTD, Inc., a floral products company, most recently as President, Chief Executive Officer and a director. From October 1992 to February 1995, Ms. Whitman was employed by The Stride Rite Corporation in various capacities, including President, Stride Rite Children's Group and Executive Vice President, Product Development, Marketing & Merchandising, Keds Division. From May 1989 to October 1992, Ms. Whitman was employed by The Walt Disney Company, an entertainment company, most recently as Senior Vice President, Marketing, Disney Consumer Products. Before joining Disney, Ms. Whitman was at Bain & Co., a consulting firm, most recently as a Vice President. Ms. Whitman currently serves on the board of directors of Staples, Inc. Ms. Whitman holds an A.B. degree in Economics from Princeton University and an M.B.A. degree from the Harvard Business School.

Board Committees and Meetings

  During 1998, the Board of Directors held 12 meetings. The Board has an Audit Committee and a Compensation Committee.

  The Audit Committee reviews our financial statements and accounting practices, makes recommendations to the Board regarding the selection of independent auditors and reviews the results and scope of the audit and other services provided by our independent auditors. The Audit Committee is composed of two non-employee directors: Messrs. Kagle and Cook. It met once during 1998.

  The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation for our officers and employees and administers our employee benefit plans. The Compensation Committee is composed of two non-employee directors: Messrs. Kagle and Schultz. It did not meet during 1998.

  The Board did not have a Nominating Committee during 1998.

  During 1998, each Board member attended 75% or more of the meetings held by the Board and each committee member attended 75% or more of the meetings held by the committees on which he served.

                                  Proposal 2

            Proposed Amendments To The Certificate Of Incorporation

  The eBay Board of Directors has adopted, subject to stockholder approval, an amendment to the Certificate of Incorporation to increase the authorized number of shares of Common Stock from 195,000,000 shares to 900,000,000 shares and the authorized number of shares of Preferred Stock from 5,000,000 to 10,000,000 shares.

  The additional shares of Common Stock would have rights identical to the currently outstanding Common Stock. Adoption of the proposed amendment and any issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock, except for effects incidental to increasing the outstanding number of shares of the Common Stock, such as dilution of the earnings per share and voting rights of current holders of Common Stock. In addition to the 120,842,222 shares of Common Stock outstanding at March 1, 1999, we have reserved 24,296,462 shares for issuance upon the exercise of options and rights granted under our stock option and stock purchase plans.

  There are no outstanding shares of Preferred Stock. The Board is currently authorized, without the vote of the stockholders, to provide for the issuance of up to 5,000,000 shares of Preferred Stock in one or more series and, with respect to each series:

  .  to establish the number of shares;

  . to fix the rights, preferences and privileges of the shares within each series;

  .  to determine the limitations on the shares within each series; and

  .  to increase or generally decrease the number of shares of each series.

  If this amendment to increase the authorized number of shares of Common Stock and Preferred Stock is approved by the stockholders, it will become effective when we file a Certificate of Amendment of our Certificate of Incorporation with the Secretary of State of the State of Delaware.

  In March 1999 we effected a three-for-one stock split in the form of a 200% stock dividend, which used a substantial portion of the currently authorized 195,000,000 shares of Common Stock. We believe that it is advisable and in the best interests of the stockholders to have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for the future needs of eBay. We currently have no specific plans to issue the additional shares of Common Stock or Preferred Stock that would be authorized by this proposal. However, these shares will provide additional flexibility to use our capital stock for business and financial purposes in the future. The additional shares may be used, without further stockholder approval, for various purposes, including similar stock dividends and the following:

  .  raising capital;

  .  providing equity incentives to employees, officers or directors;

  .  establishing strategic relationships with other companies; and

  . expanding our business or product lines through the acquisition of other businesses or products.

  We could also use the additional shares of Common Stock or Preferred Stock to oppose a hostile takeover attempt or delay or prevent changes in control or management. For example, without further stockholder approval, we could adopt a "poison pill" that would, under certain circumstances related to an acquisition of shares that we did not approve, give certain holders the right to acquire additional shares of Common Stock at a low price. We also could strategically sell shares of Common Stock or Preferred Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. This proposal to increase the authorized Common Stock and Preferred Stock has been prompted by business and financial considerations, and not by the threat of any hostile takeover attempt (nor are we currently aware of any such attempts directed at us). However, you should be aware that approval of this proposal could facilitate future efforts to prevent changes in control of the Board of Directors, including transactions in which you might otherwise receive a premium for your shares over then current market prices.

  We have also adopted, subject to stockholder approval, an amendment to the Certificate of Incorporation to provide that any vacancies in the Board of Directors resulting from death, resignation or other cause, or newly created directorships resulting from any increase in the authorized number of directors, shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The effect of this amendment would be to eliminate a provision in the Certificate of Incorporation permitting a Board vacancy to be filled, in addition to the above methods, by the stockholders. The Board of Directors believes that this proposed amendment will help prevent sudden changes in the composition of the Board of Directors that are not in the best interests of all stockholders. The Board of Directors also believes that this proposed amendment will strengthen the negotiating leverage of the Board of Directors in seeking to maximize stockholder value in takeover situations.

  The affirmative vote of the holders of a majority of the shares of Common Stock will be required to approve these amendments to the Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

  We believe that our directors and executive officers and the entities they control will vote in favor of Proposal 2. If they do so, Proposal 2 will receive the affirmative vote of the holders of a majority of the shares of Common Stock and these amendments to the Certificate of Incorporation will be approved.

       The Board Of Directors Recommends A Vote In Favor Of Proposal 2.

                                  Proposal 3

               Ratification Of Selection Of Independent Auditors

  We have selected PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 1999. We are submitting our selection of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements since November 1997. We expect that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

  The Bylaws do not require that the stockholders ratify the selection of PricewaterhouseCoopers LLP as our independent auditors. However, we are submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Board of Directors and the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Board of Directors and the Audit Committee in their discretion may change the appointment at any time during the year if we determine that such a change would be in the best interests of eBay and its stockholders.

  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

       The Board Of Directors Recommends A Vote In Favor Of Proposal 3.

                             Security Ownership Of
                   Certain Beneficial Owners And Management

  The following table sets forth certain information known to us with respect to beneficial ownership of the Common Stock as of March 1, 1999 by (i) each stockholder that we know is the beneficial owner of more than 5% of the Common Stock, (ii) each director and nominee for director, (iii) each of the executive officers named in the Summary Compensation Table and (iv) all executive officers and directors as a group.

                                                                  Shares
                                                            Beneficially Owned
                                                                   (1)
                                                            ------------------
Name of Beneficial Owner                                      Number   Percent
------------------------                                    ---------- -------
Pierre M. Omidyar (2)...................................... 37,600,521  31.2%
Jeffrey S. Skoll (3)....................................... 22,782,246  18.9
Robert C. Kagle (4)........................................ 17,862,447  14.8
Benchmark Funds (5)........................................ 17,375,508  14.4
Margaret C. Whitman (6)....................................  7,137,000   5.9
Steven P. Westly(7)........................................  2,484,000   2.1
Gary F. Bengier(8).........................................  1,575,000   1.3
Michael K. Wilson(9).......................................  2,137,500   1.8
Scott D. Cook (10).........................................    771,750     *
Howard D. Schultz (11).....................................    816,750     *
All directors and executive officers as a group (11
 persons) (12)............................................. 93,212,214  77.1

--------
 *Less than one percent.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 1, 1999 are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those options, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 120,817,222 shares of Common Stock outstanding as of March 1, 1999.

 (2) Mr. Omidyar is our Founder and Chairman of the Board. As of March 1, 1999, 33,775,521 shares of the 37,600,521 shares he beneficially owned were vested and 3,825,000 were unvested and subject to our right of repurchase at $0.0022 per share. The address for Mr. Omidyar is 2005 Hamilton Avenue, Suite 350, San Jose, California 95125.

 (3) Mr. Skoll is our Vice President Strategic Planning and Analysis. As of March 1, 1999, 12,582,246 shares of the 22,782,246 shares he beneficially owned were vested and 10,200,000 were unvested and subject to our right of repurchase at their original purchase price of $0.0022 per share. The address for Mr. Skoll is 2005 Hamilton Avenue, Suite 350, San Jose, California 95125.

 (4) Includes 15,244,821 shares held by Benchmark Capital Partners, L.P. and 2,130,687 shares held by Benchmark Founders' Fund, L.P. Mr. Kagle, a director of the Company, is a Member of Benchmark Capital Management Co., L.L.C., which is the General Partner of Benchmark Capital Partners, L.P. and Benchmark Founders' Fund, L.P. Mr. Kagle disclaims beneficial ownership of shares held by these entities except for his proportional interest in those shares. The address for Mr. Kagle and these entities is c/o Benchmark Capital Management Co., L.L.C., 2480 Sand Hill Road, Suite 200, Menlo Park, California 94025.

 (5) Consists of 15,244,821 shares held by Benchmark Capital Partners, L.P. and 2,130,687 shares held by Benchmark Founders' Fund, L.P. In addition to Mr. Kagle, David M. Beirne, Bruce W. Dunlevie, Kevin R. Harvey and Andrew S. Rachleff are members of Benchmark management and would be deemed to beneficially own 17,620,548 (14.6%), 17,837,154 (14.8%), 17,862,447
    (14.8%) and 17,837,154 (14.8%) shares, respectively, of our common stock if such shares are included with the other shares they beneficially own. Each of Messrs. Beirne, Dunlevie, Harvey and Rachleff disclaims beneficial ownership of shares held by such entities except for his proportional interest therein. The address for these stockholders is c/o Benchmark Capital Management Co., L.L.C., 2480 Sand Hill Road, Suite 200, Menlo Park California 94025.

 (6) Ms. Whitman is our President and Chief Executive Officer. As of March 1, 1999, 1,710,000 shares of the 7,110,000 shares she beneficially owned were vested and 5,400,000 were unvested and subject to our right of repurchase at their original purchase price of $0.067 per share. Includes 27,000 shares held by Ms. Whitman's husband as custodian for her two children. The address for Ms. Whitman is 2005 Hamilton Avenue, Suite 350, San Jose, California 95125.

 (7) Mr. Westly is our Vice President Marketing and Business Development. As of March 1, 1999, 898,312 shares of the 2,484,000 shares he beneficially owned were vested and 1,585,688 were unvested and subject to our right of repurchase at their original purchase price of $0.033 per share. The original purchase prices of Mr. Westly's unvested shares are: $0.033 (1,485,000 shares); $0.067 (19,688 shares); $0.22 (36,000 shares); $0.67
     (27,000 shares); and $3.11 (18,000 shares). The address for Mr. Westly is 2005 Hamilton Avenue, Suite 350, San Jose, California 95125.

 (8) Mr. Bengier is our Chief Financial Officer and Vice President Operations. As of March 1, 1999, 492,187 shares of the 1,575,000 shares he beneficially owned were vested and 1,082,813 were unvested and subject to our right of repurchase at their original purchase price at their original purchase price. The address for Mr. Bengier is 2005 Hamilton Avenue, Suite 350, San Jose, California 95125.

 (9) Mr. Wilson is our Vice President Product Development and Site Operations. As of March 1, 1999, 937,500 shares of the 1,800,000 shares he beneficially owned were vested and 862,500 were unvested and subject to our right of repurchase at their original purchase price of $0.0057 per share. Also includes 337,500 shares subject to options vesting within 60 days of March 1, 1999. The address for Mr. Wilson is 2005 Hamilton Avenue, Suite 350, San Jose, California 95125.

(10) Includes 450,000 shares subject to an immediately exercisable option outstanding at March 1, 1999. The address for Mr. Cook is 2550 Garcia Avenue, M.S. 2475, Mountain View, California 94043.

(11) Mr. Schultz's shares include 450,000 shares issued to him upon exercise of an option that were unvested as of March 1, 1999 and subject to our right of repurchase at their original purchase price of $3.11 per share. Of these 450,000 unvested shares, Mr. Schultz has transferred 337,500 shares to Maveron. An additional 321,750 shares held by Maveron or purchased by Maveron in June 1998 will be distributed to the partners of Maveron in a pro rata partnership distribution. The address for Mr. Schultz is 2401 Utah Ave. South, Seattle, Washington 98134. The address for Maveron is 800 Fifth Avenue, Suite 4100, Seattle, Washington 98104.

(12) Includes the shares described in footnotes (2)-(4) and (6)-(11).

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

  To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 1998 our officers, directors and greater than ten percent beneficial owners complied with the
Section 16(a) filing requirements.

                            Executive Compensation

Compensation of Directors

  Our directors do not receive cash compensation for their services as directors but are reimbursed for their reasonable expenses for attending Board and Board committee meetings. In June 1998, Mr. Cook and Mr. Schultz were each granted an option to purchase 450,000 shares of Common Stock at an exercise price of $3.11 per share in connection with their service on the Board. Such options were immediately exercisable. Prior to exercise, Mr. Schultz assigned the beneficial interest in his option to acquire 337,500 of these shares to his affiliate, Maveron (see Mr. Schultz's biography above). Mr. Schultz later exercised his option to acquire 112,500 shares in exchange for a full recourse fifty-five month promissory note for $350,000 at an interest rate of 8% per year. Interest on the note is payable annually and the principal is due on December 1, 2002. In addition, in June 1998, Mr. Schultz exercised, on behalf of Maveron, the assigned portion of the option to acquire the remaining 337,500 shares in exchange for $1.05 million in cash. The shares of Common Stock received are subject to our right of repurchase at termination of service at a repurchase price equal to the exercise price of the option. This repurchase right lapses as to 25% of the shares on the first anniversary of the date of grant and 2.08% each full succeeding month thereafter. Also in June 1998, Mr. Cook and Maveron each purchased an additional 321,750 shares of Common Stock at a price of $3.11 per share for cash. We subsequently concluded that the fair market value of the Common Stock on the date that we agreed to make the sale was $3.78 and consequently recognized $0.67 per share, or a total of $429,000, as a general and administrative expense in the year ended December 31, 1998.

  In July 1998, the Board adopted, and in August 1998 the stockholders approved, the 1998 Directors Stock Option Plan (the "Directors Plan"). Members of the Board who are not employees of eBay, or any parent, subsidiary or affiliate of eBay, are eligible to participate in the Directors Plan. Option grants under the Directors Plan are automatic and nondiscretionary, and the exercise price of the options must be 100% of the fair market value of the Common Stock on the date of grant. Each eligible director will initially be granted an option to purchase 90,000 shares (an "Initial Grant") on the date the director first becomes one. At each Annual Meeting, each eligible director will automatically be granted an additional option to purchase 15,000 shares if he or she has served continuously as a member of the Board since the date of his or her Initial Grant or, if this director was ineligible to receive an Initial Grant, since our initial public offering. In March 1999, the Board amended the Directors Plan to provide that no such grants would be made to eligible directors at the 1999 Annual Meeting. The Board is considering other changes to the Directors Plan in light of the proposed changes in the accounting for this type of plan. The term of these options is ten years, provided that they will terminate seven months following the date on which the director ceases to be a director or consultant of eBay (12 months if the termination is due to death or disability). All options granted under the Directors Plan will vest as to 25% of the shares on the first anniversary of the date of grant and as to 2.08% of the shares each month thereafter, provided the optionee continues as a director or consultant of eBay.

                      Compensation of Executive Officers

Summary of Compensation

  The following table shows compensation earned during fiscal 1997 and 1998 by our Chairman of the Board, Chief Executive Officer and four most highly-compensated executive officers for fiscal 1998. These people are referred to as the "Named Executive Officers." Mr. Omidyar was eBay's Chief Executive Officer at December 31, 1997. In February 1998, Margaret C. Whitman was hired as our Chief Executive Officer. Titles shown in the table are titles held as of December 31, 1998. The information in the table includes salaries, bonuses, stock options granted and other miscellaneous compensation. We have not granted stock appreciation rights or restricted stock awards and have provided no long-term compensation benefits other than stock options. No executive officer who held office at December 31, 1997 received total annual compensation in excess of $100,000 in 1997.

                          Summary Compensation Table

                                                                      Long-Term and Other
                                         Annual Compensation             Compensation
                                  --------------------------------- -----------------------
                                                                    Number of
                                                                    Securities  All Other
 Name and 1998 Principal   Fiscal                    Other Annual   Underlying Compensation
        Positions           Year   Salary  Bonus(1) Compensation(2)  Options       ($)
 -----------------------   ------ -------- -------- --------------- ---------- ------------
 Margaret C. Whitman        1998  $145,833 $100,000     $1,500      7,200,000    $34,894(3)
  President and Chief
   Executive Officer.....   1997        --       --         --             --         --

 Pierre Omidyar             1998    96,000   25,000         --             --         --
  Founder and Chairman of
   the Board.............   1997    65,446       --         --             --         --

 Steven P. Westly           1998   120,000   51,000      1,500        108,000         --
  Vice President
   Marketing and Business
   Development...........   1997       N/A       --         --      2,376,000         --

 Gary F. Bengier            1998   125,000   25,000      1,500             --         --
  Chief Financial Officer
   and Vice President
   Operations............   1997       N/A       --         --      1,575,000         --

 Michael K. Wilson          1998   120,000   30,000         --             --         --
  Vice President Product
   Development and Site
   Operations............   1998       N/A       --         --      2,700,000         --

 Jeffrey S. Skoll           1998    96,000   25,000      1,500             --         --
  Vice President,
   Strategic Planning and
   Analysis..............   1997       N/A       --         --             --         --

--------
(1) All bonuses represent amounts paid in 1999 for services rendered in 1998, except for $26,000 of the $51,000 paid to Steven P. Westly which was paid in 1998 for services rendered in 1998. As permitted by the rules of the SEC, no amounts are shown for 1996.
(2) Represents matching contributions under our 401(k) Plan.
(3) Represents a reimbursement for relocation expenses paid to Margaret C. Whitman in 1998.

  The following executive officers named in the Summary Compensation Table received grants of options in 1998 under the 1997 Stock Option Plan (the "1997 Plan").

                           Option Grants During 1998

                                     Percentage
                                      of Total
                          Number of   Options
                         Securities  Granted to                      Potential Realizable Value atAssumed
                         Underlying  Employees  Exercise                    Annual Rates of Stock
                           Options     during   Price Per Expiration  PriceAppreciation for Option Term
          Name           Granted (1)  1998 (2)  Share (3)    Date                    (4)
          ----           ----------- ---------- --------- ---------- ------------------------------------
                                                                         0%           5%          10%
                                                                     ----------- ----------- ------------
Margaret C. Whitman.....  7,200,000     41.7%     $0.07   1/20/2008  $42,720,000 $69,888,248 $111,569,674
Steven P. Westly........     27,000      0.2       0.07   1/20/2008      160,200     262,081      418,386
                             36,000      0.2       0.22    3/4/2008      208,000     343,841      552,248
                             27,000      0.2       0.67   4/13/2008      144,000     245,881      402,186
                             18,000      0.1       3.11    6/8/2008       52,000     119,921      224,124

--------
(1) Options granted in 1998 were granted under the 1997 Plan. All options granted were immediately exercisable and either incentive stock options or nonqualified stock options. The options were granted by the Board and generally vest over four years at the rate of 25% of the shares subject to the option on the first vesting date and 2.08% per month thereafter. Upon certain changes in control of the Company, this vesting schedule will accelerate as to all unvested shares. Unvested shares are subject to our right of repurchase upon termination of employment. Options expire ten years from the date of grant. In determining the fair market value of the Common Stock on each grant date, the Board considered, among other things:
  . the price of arms'-length sales of the Common Stock and Series B Preferred Stock;
  . our absolute and relative levels of revenues and other operating results;
  .  the state of our website development;
  . the entry into our market of certain potentially significant competitors; and
  . the appreciation of stock values of a number of generally comparable Internet companies.
(2) Based on options granted to purchase 17,286,756 shares of Common Stock during 1998.
(3) Options were granted at an exercise price equal to the fair market value of the Common Stock, as determined by the Board of Directors on the date of grant.
(4) Potential realizable values are computed by multiplying the number of shares of Common Stock subject to a given option by the initial public offering price of $6.00 per share, assuming that the aggregate stock value derived from that calculation compounds at the annual 0%, 5% or 10% rate shown in the table for the entire ten-year term of the option and subtracting from that result the aggregate option exercise price. The 5% and 10% assumed annual rates of stock price appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of future Common Stock prices.

  The following table sets forth the number of shares acquired and the value realized upon exercise of stock options during 1998 and the number of shares of Common Stock subject to exercisable and unexercisable stock options held as of December 31, 1998 by each of the Named Executive Officers. The value at fiscal year end is measured as the difference between the exercise price and the fair market value at close of market on December 31, 1998, which was $80.42.

      Aggregate Option Exercises in 1998 and Values at December 31, 1998

                                                             Number of
                                                       Securities Underlying     Value of Unexercised
                                                      Unexercised Options at    In-the-Money Options at
                                                         December 31, 1998         December 31, 1998
                            Number of       Value    ------------------------- -------------------------
                         Shares Acquired  Realized   Exercisable Unexercisable Exercisable Unexercisable
          Name           on Exercise(1)      (2)         (#)          (#)          ($)          ($)
          ----           --------------- ----------- ----------- ------------- ----------- -------------
Margaret C. Whitman.....    7,200,000(3) $42,720,000        --           --    $        --  $        --
Steven P. Westly........    2,484,000(4)  14,741,000        --           --             --           --
Gary F. Bengier.........    1,575,000(5)   9,397,500        --           --             --           --
Michael K. Wilson.......    1,800,000(6)  10,789,800   262,500      637,500     21,107,625   51,261,375
Jeffrey S. Skoll........           --             --        --           --             --           --

--------
(1) Except as otherwise noted, all of the shares acquired were unvested as of December 31, 1998 and subject to our right of repurchase upon termination of employment at a price equal to the exercise price of the option pursuant to which the shares were acquired.
(2) Based on the initial public offering price per share of $6.00, minus the per share exercise price, multiplied by the number of shares issued upon exercise of the option.
(3) As of December 31, 1998, 90,000 shares of the 7,200,000 shares acquired were vested and 7,110,000 shares were unvested and subject to our right of repurchase upon termination of employment.
(4) As of December 31, 1998, 792,000 shares of the 2,484,000 shares acquired were vested and 1,692,000 shares were unvested and subject to our right of repurchase upon termination of employment.
(5) As of December 31, 1998, 426,563 shares of the 1,575,000 shares acquired were vested and 1,148,437 shares were unvested and subject to our right of repurchase upon termination of employment.

(6) As of December 31, 1998, 862,500 shares of the 1,800,000 shares acquired were vested and 937,500 shares were unvested and subject to the Company's right of repurchase upon termination of employment.

                           Compensation Arrangements

  Ms. Whitman's employment offer letter of January 16, 1998 provides for an initial annual base salary of $175,000 and an initial bonus of up to $100,000. It also provides that if Ms. Whitman's employment is terminated for any reason other than cause, she will continue to receive her salary compensation for six months and, if at the end of such period Ms. Whitman remains unemployed, she will be eligible to receive additional salary compensation for the lesser of six months or until she becomes employed. Ms. Whitman was also granted an immediately exercisable option to purchase 7,200,000 shares of Common Stock. As described under "Certain Transactions," in February 1998 Ms. Whitman exercised this option. The shares issued to her remain subject to our right to repurchase unvested shares upon the termination of her employment. This right to repurchase has lapsed with respect to 1,800,000 shares as of March 1, 1999 and will lapse with respect to 150,000 additional shares at the end of each month thereafter.

  Mr. Bengier's employment offer letter of September 15, 1997 provides for an initial annual base salary of $125,000. Mr. Bengier was also granted an immediately exercisable option to purchase 1,575,000 shares of Common Stock at an exercise price of $0.03 per share, which he exercised in full in January 1998. The shares are subject to our right to repurchase unvested shares upon termination of employment, which right lapsed as to 393,750 shares in September 1998 and will lapse with respect to 32,813 shares at the end of each month thereafter.

  Mr. Westly's employment offer letter of August 8, 1997 provides for an initial annual base salary of $120,000 and a $25,000 signing bonus. Mr. Westly was also granted immediately exercisable options to purchase 2,484,000 shares (2,376,000 shares on employment and an additional 108,000 shares during his first year of employment) of Common Stock at a weighed average exercise price of $0.07 per share, which he exercised in full in January, May and June 1998 subject to our right to repurchase unvested shares upon termination of employment. Our repurchase right lapses at a rate of 25% of the shares originally subject to the option on the first anniversary of his employment or the date of grant, depending on the option, and one forty-eighth of the shares at the end of each month thereafter. During his first year of employment, Mr. Westly received an additional $30,000 bonus.

  Mr. Wilson's employment offer letter of December 9, 1996 provides for an initial annual base salary of $78,000. Mr. Wilson was also granted an immediately exercisable option to purchase 1,800,000 shares of Common Stock at an exercise price of $0.01 per share, which he exercised in full in January 1998 subject to our right to repurchase unvested shares upon termination of employment, which lapsed as to 450,000 shares in December 1998 and will lapse with respect to 37,500 shares at the end of each month thereafter. During his first year of employment, Mr. Wilson received an additional option to purchase 900,000 shares of Common Stock at an exercise price of $0.03 per share.

  Mr. Skoll's employment offer letter of October 16, 1996 provides for an initial annual salary of $30,000 and a 30-day right to purchase the 30,600,000 shares of Common Stock that he currently owns subject to our right of repurchase through June 30, 2000. The right of repurchase lapsed with respect to seven forty-eighths of the total shares purchased on February 1, 1997 and will lapse with respect to an additional one forty-eighth of the shares on the first day of each month thereafter. If eBay is acquired or enters into a similar transaction, the right of repurchase will expire with respect to all of these shares.

  Report of the Compensation Committee of the Board of Directors on Executive
                                Compensation/1/

  We constitute the Compensation Committee of the Board of Directors of eBay. Neither of us has been an officer or employee of eBay. We are responsible for establishing the compensation for the executive officers, including the CEO, of the Company.

  The goals of the Company's compensation program are to align compensation with business objectives and performance and to enable it to attract, retain and reward executive officers and other key employees who contribute to our long-term success and to motivate them to enhance long-term stockholder value. To meet these goals, we have adopted a mix of the compensation elements of salary, bonus and stock options.

  Base Salary. We meet at least annually to review and approve each executive officer's salary for the ensuing year. When reviewing base salaries, we consider the following factors: competitive pay practices, individual performance against goals, levels of responsibility, breadth of knowledge and prior experience. The relative importance of these factors varies, depending on the particular individual whose salary is being reviewed. To provide us with more information for making compensation comparisons, the Company provides us with surveys of compensation for a group of comparable companies with revenues similar to its own. Our objective in setting base salary is generally to pay salaries at a level roughly comparable to the median for similar sized companies (measured by revenue) and to bias cash compensation towards bonus compensation rather than salaries. For 1999, based in part on the recommendation of the CEO, we increased the salary levels of the executive officers (other than the CEO) to a level closer to this median level and eliminated most of the differences that were due to different hire dates. We set the level base salary at $150,000 for all but the two executive officers hired in 1998 and at $160,000 for the two of them. Meg Whitman's 1998 salary was determined by her offer letter. For 1999, we increased her salary by $20,000 to $195,000 based on her performance (as described in the CEO compensation section below) tempered by our desire to substantially bias her cash compensation towards her bonus.

  Bonus. The bonus program is a discretionary program for our executive officers and other key employees. We meet in the first quarter following the year for which the awards are to be made to determine the amount of the bonuses. The bonus award depends on the extent to which business and individual performance objectives are achieved. The Company's objectives consist of operating, strategic and financial goals that are considered to be critical to its fundamental long-term goal of building stockholder value. For fiscal 1998, the determination of the bonus amounts was made in early 1999 based on our overall assessment of the achievements of the Company and the executives. Based on the Company's revenue growth in 1998, the transition from a small entrepreneurial organization to a larger, more structured one, and the creation of an infrastructure sufficient to support the Company's growth into 1999, we determined to award the executive officers (other than the CEO) bonuses of $25,000 (prorated to $10,000 for the officers who joined in August
1998). We gave Mike Wilson a larger bonus in acknowledgement of his efforts in growing the site infrastructure to match the growth in customer demand. We also adopted a more formal bonus program for 1999 and beyond. Under this new program executives are entitled to participate in a Company-wide success sharing program, whereby cash bonuses are paid twice a year based on the Company's performance relative to quarterly financial goals set by the Board of Directors. First quarter financial goals were related to revenue and contribution from operations. Target and maximum payouts under this program are 6% and 9% of salary (annualized). In addition, key employees and officers will participate in a discretionary bonus program with bonus amounts determined after the end of the year based upon achievement of individual goals determined early in the year (subject to modification) and an overall bonus pool determined by the same Company-wide financial goals as the success sharing program. Target discretionary bonus amounts are 35% of salary for the senior staff and 50% of salary for the CEO. Maximum payouts are 140% of the target amounts.
--------
/1/The material in this report is not "soliciting material," is not deemed
  "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

  Stock Options. The Company's stock option plans are designed to provide its employees with an opportunity to share, along with its stockholders, in the Company's long-term performance. Initial grants of stock options are generally made to eligible employees upon commencement of employment, with additional grants being made to certain employees periodically or following a significant change in job responsibilities, scope or title. Stock options under the option plans generally vest over a four-year period and expire ten years from the date of grant. The exercise price of our options is usually 100% of the fair market value of the common stock on the date of grant.

  Guidelines for the number of stock options for each participant under the option plans are generally determined by a formula established by the Board of Directors whereby several factors are applied to the salary and performance level of each participant and then related to the approximate market price of the stock at the time of grant. The Board of Directors has delegated the authority to make option grants to non-officers to a non-officer stock option grant committee consisting of Meg Whitman and Pierre Omidyar. All stock option grants to executive officers have been negotiated as part of their initial hiring and we have not yet adopted an ongoing stock option grant program for them. We believe their existing grants and vesting schedules currently align their objectives with those of the Company's stockholders.

  The Company is limited by Section 162(m) of the Internal Revenue Code of 1986 to a deduction for federal income tax purposes of up to $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation." We do not expect this limitation to affect the Company in 1999.

  CEO Compensation. The Committee used the same procedures described above in setting the annual salary, bonus and stock option awards for our CEO. In considering Meg Whitman's salary and bonus we not only considered the factors described above, but also took into consideration her accomplishments in filling out the executive team, the integration of the new executives with the founding team, the successful public offering, and the ongoing development of the Company. Taking all of these factors into account, we determined that Meg Whitman should receive the maximum bonus under her offer letter of $100,000 as well as the salary increase described above.

  Summary. Through the plans described above, a significant portion of our compensation program for our executive officers (including our CEO) is contingent upon the individual's and the Company's performance, and realization of benefits by our CEO and the other executive officers is closely linked to increases in long-term stockholder value. We remain committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of our business may result in highly variable compensation during any given annual period.

                                          Compensation Committee

                                          Robert C. Kagle
                                          Howard D. Schultz

          Compensation Committee Interlocks And Insider Participation

  As noted above, the Compensation Committee is comprised of two non-employee directors: Messrs. Kagle and Schultz. No member of the Compensation Committee is or was formerly an officer or an employee of the Company. No interlocking relationship exists between the Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has such interlocking relationship existed in the past.

Performance Measurement Comparison(1)

  The following graph shows the total stockholder return of an investment of $100 in cash on September 25, 1998 for eBay common stock (the day the Common Stock began trading on the Nasdaq National Market) and an investment of $100 in cash on September 25, 1998 for (i) the Nasdaq National Market Index and
(ii) the Goldman Sachs Internet Index. The Goldman Sachs Internet Index is a modified-capitalization weighted index of 15 stocks representing the Internet industry, including Internet content and access providers, Internet software and services companies and e-commerce companies. Historic stock performance is not necessarily indicative of future stock price performance. All values assume reinvestment of the full amount of all dividends and are calculated as of last day of each month:

                                               [Performance Graph Appears Here]

                                            Goldman
                                            Sachs
                                            Internet
Measurement Point            eBay Inc.      Index         Nasdaq
-------------------          ---------      ---------     ----------
      9/25/98                $100           $100         $100
     10/30/98                $185           $104         $102
     11/30/98                $440           $143         $112
     12/31/98                $538           $206         $126

--------
(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                             Certain Transactions

  Since inception (May 13, 1996), there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of the Common Stock had or will have a direct or indirect interest other than (i) compensation arrangements, which are described where required under "Executive Compensation," and (ii) the transactions described below.

  Common Stock at Formation. Pursuant to a Stock Purchase and Restriction Agreement dated May 20, 1996, we sold 44,100,000 shares of Common Stock to our founder, Pierre M. Omidyar. Mr. Omidyar has served as a director since our inception and was our Chief Executive Officer from inception until February 1998. In consideration for the shares issued, Mr. Omidyar transferred to the Company $10,167 in cash and accounts receivable valued at $4,095. Of the 44,100,000 shares, 13,500,000 were subsequently exchanged for shares of Series A Preferred Stock as discussed below.

  All of Mr. Omidyar's remaining 30,600,000 shares of Common Stock are subject to a Stock Restriction Agreement with eBay dated December 12, 1996 and a Stock Restriction and Co-Sale Agreement dated as of June 20, 1997 among Benchmark Capital Partners, L.P. and Benchmark Founders' Fund, L.P. (collectively, the "Investors"), Pierre Omidyar and Jeffrey Skoll (collectively, the "Founders") and eBay (the "Co-Sale Agreement"). Under the Stock Restriction Agreement, all of the 30,600,000 shares of Common Stock are subject to our right to repurchase unvested shares if Mr. Omidyar's employment terminates. The 30,600,000 shares vested as to 10,837,503 shares on February 1, 1997 and vest as to 637,500 shares on the first day of each month thereafter through the close of business on September 1, 1999, at which time all of the shares will be vested. The vesting of shares accelerates so that any unvested shares become fully vested if we are sold, which includes a sale, lease or disposition of substantially all of our assets, any merger or consolidation into another entity, or any other corporate reorganization where the stockholders immediately prior to the event do not retain at least 50% of the voting power of and interest in the successor entity or any transaction or series of related transactions in which more than 50% of voting power is transferred ("Sale Transaction"). In addition, under the Co-Sale Agreement, the vesting of shares will accelerate upon termination of employment, so that immediately prior to termination an additional 3,825,000 shares will become vested and not subject to our repurchase.

  Series A Preferred Stock and Recapitalization. In December 1996, we created a class of Preferred Stock and designated 1,500,000 shares of Preferred Stock as Series A Preferred Stock, all of which stock we issued to Mr. Omidyar in exchange for 13,500,000 shares of his Common Stock. In June 1997, pursuant to an Anti-Dilution Agreement dated December 30, 1996 that we entered into with Pierre Omidyar and Jeffrey Skoll, Mr. Omidyar's Series A Preferred Stock holdings were increased to 1,676,475 shares. Upon completion of our initial public offering in September 1998, all of the Series A Preferred Stock was automatically converted to 15,088,275 shares of Common Stock.

  In December 1996, pursuant to a Restricted Stock Purchase Agreement dated December 12, 1996 that we entered into with Mr. Skoll, we sold 30,600,000 shares of our Common Stock to Mr. Skoll at a purchase price of $0.0022 per share or a total of $68,000, which price was determined by the Board to be the fair market value of the Common Stock. Mr. Skoll, our first full-time employee and our President from August 1996 to February 1998, has served as our Vice President Strategic Planning and Analysis since February 1998. Mr. Skoll acquired the shares of Common Stock with the proceeds from a full recourse loan governed by a Loan and Pledge Agreement with eBay. Under this agreement, Mr. Skoll must repay the entire principal of the loan by December 31, 2002 and pay interest, which accrues at the rate of 6% per year, simple interest, on the first anniversary of the exercise date and on each subsequent anniversary until all principal and accrued interest are paid in full. Mr. Skoll paid off the full principal and accrued interest on the loan, $75,411, on November 2, 1998.

  All of Mr. Skoll's shares of Common Stock are subject to the Restricted Stock Purchase Agreement. Under this agreement, Mr. Skoll's shares of Common Stock are subject to our right to repurchase unvested shares if his employment terminates. His shares vested as to 4,462,497 shares on February 1, 1997 and vest as to 637,500 shares on the first day of each month thereafter through the close of business on June 30, 2000, at which time all of the shares will be vested. The vesting of shares accelerates such that any unvested shares become fully vested in the event of a Sale Transaction. In addition, under the Co-Sale Agreement, the vesting of shares will accelerate upon termination of employment, so that immediately prior to termination an additional 3,825,000 shares will become vested and not subject to our right of repurchase.

  Series B Preferred Stock. In June 1997, we sold a total of 877,374 and 122,626 shares of Series B Preferred Stock at a purchase price of $3.00 per share and issued warrants to purchase 350,950 and 49,050 shares of Series B Preferred Stock at an exercise price of $5.00 per share to Benchmark Capital Partners, L.P. and Benchmark Founders' Fund, L.P., respectively, for a total cash purchase price of $3,000,000. Benchmark Capital Partners, L.P. and Benchmark Founders' Fund, L.P. each exercised all of their warrants in May 1998 for a total cash purchase price of $2,000,000. Upon completion of our initial public offering in September 1998, all of the Series B Preferred Stock was automatically converted to 12,600,000 shares of Common Stock.

  Investor Rights Agreement. In June 1997, we entered into an Investor Rights Agreement with the Investors and the Founders under which the Investors and Founders have certain registration rights with respect to their shares of Common Stock.

  Officer Loans. In December 1996, as discussed above, Mr. Skoll purchased 30,600,000 shares of Common Stock for $68,000 under the terms of a Loan and Pledge Agreement with eBay. From January 1998 through June 1998, in connection with the exercise of stock options granted under the 1996 Plan and the 1997 Plan, we permitted Margaret C. Whitman, our President and Chief Executive Officer since February 1998, to purchase 7,200,000 shares of Common Stock in exchange for a $60,000 cash payment, a $180,000 Secured Full Recourse Promissory Note dated February 3, 1998 and a $240,000 Secured Non-Recourse Promissory Note dated February 3, 1998; Steven P. Westly, our Vice President Marketing and Business Development since August 1997, to purchase 2,484,000 shares of Common Stock in exchange for cash payments totaling $17,920 and Secured Full Recourse Promissory Notes dated January 27, 1998, May 21, 1998, May 26, 1998 and June 26, 1998 in the amounts of $71,280, $16,200, $7,200 and
$50,400, respectively; Michael K. Wilson, our Vice President Product Development and Site Operations since January 1997, to purchase 1,800,000 shares of Common Stock in exchange for a $1,000 cash payment and a Secured Full Recourse Promissory Note dated January 28, 1998 in the amount of $9,000 and Gary F. Bengier, our Chief Financial Officer and Vice President Operations since November 1997, to purchase 1,575,000 shares of Common Stock in exchange for a $5,250 cash payment and a Secured Full Recourse Promissory Note dated January 26, 1998 in the amount of $47,250. Each note is secured by the Common Stock purchased with the note except for Ms. Whitman's notes which are each secured by all the shares purchased with both the full recourse and the non-recourse notes. Each note bears interest at the rate of 8%, compounded semi-annually. Interest on the unpaid principal is due on December 1 of each year and the principal balance is due in full on December 1, 2002. The maximum amount of indebtedness during 1998 for Ms. Whitman, Mr. Westly and Mr. Wilson was $447,501, $152,629 and $9,488, respectively. Ms. Whitman, Mr. Westly, Mr. Bengier and Mr. Wilson paid off the full principal and accrued interest on his or her respective notes on, respectively, January 27, 1999, December 1, 1998, December 23, 1998 and March 15, 1999.

  Stock to Service Provider. In connection with the recruiting of our Chief Executive Officer, we engaged the services of an executive search firm affiliated with Benchmark Capital Partners, L.P. and Benchmark Founders' Fund, L.P. As partial payment for its services, on March 13, 1998 we issued to this firm 15,416 shares of Series B Preferred Stock which was valued at $6.00 per share. This stock converted at our initial public offering into 138,744 shares of Common Stock.

  eBay Foundation. In June 1998, we established a fund known as the eBay Foundation, which is administered by the Community Foundation Silicon Valley, and donated 321,750 shares of Common Stock to the Community Foundation Silicon Valley on behalf of the eBay Foundation. The Community Foundation Silicon Valley sold 32,175 shares of Common Stock in our initial public offering.

                                 Other Matters

  The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

                                         By Order of the Board of Directors
                                         /s/ MICHAEL R. JACOBSON
                                         MICHAEL R. JACOBSON
                                         Secretary
                                   eBay Inc.

                     PROXY SOLICITED BY BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 28, 1999

        The undersigned hereby appoints MICHAEL R. JACOBSON and GARY F. BENGIER, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of eBay Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of eBay Inc. to be held on Friday, May 28, 1999, at 8:30 a.m. local time, at the Crowne Plaza Hotel, 282 Almaden Boulevard, San Jose, California 95113, and at any and all continuations and adjournments of that meeting, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

        UNLESS YOU INDICATE OTHERWISE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

    WE RECOMMEND A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED TO THE RIGHT.

Proposal 1:  To elect two directors to hold office until the 2002 Annual
             Meeting.

             [_]  FOR all nominees listed to the right (except as written in)


             [_] WITHHOLD AUTHORITY to vote for all nominees listed to the right

             Nominees:  Scott D. Cook, Robert C. Kagle

             To withhold authority to vote for any nominee, write that nominee's name below:
             -------------------------------------------------------------------

                   WE RECOMMEND A VOTE FOR PROPOSALS 2 AND 3.

Proposal 2:  To approve an amendment to our Certificate of Incorporation (a) to increase the authorized number of shares of Common Stock from 195,000,000 to 900,000,000 shares and Preferred Stock from 5,000,000 to 10,000,000 shares and (b) to amend the Certificate of Incorporation to provide that vacancies in the Board of Directors shall be filled only by a majority of the directors then in office.

             [_]  FOR           [_]  AGAINST            [_]   ABSTAIN


Proposal 3:  To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for our fiscal year ending December 31, 1999.

             [_]  FOR           [_]  AGAINST            [_]   ABSTAIN


                                Dated: ___________, 1999



                                ___________________________________


                                ___________________________________
                                          Signature(s)


                                Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.


PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

                                                                -------------
                                                                NO POSTAGE
                                                                NECESSARY
                                                                IF MAILED
                                                                IN THE
                                                                UNITED STATES
                                                                -------------

 ------------------------------------------------               ============
                 BUSINESS REPLY MAIL                            ============
         FIRST CLASS MAIL BRM# 866/SAN JOSE  CA                 ============
 ------------------------------------------------               ============
                                                                ============
         POSTAGE WILL BE PAID BY ADDRESSEE                      ============
                                                                ============
                                                                ============
         EBAY INC.                                              ============
         ATTN: ANITA GAETA                                      ============
         2005 HAMILTON AVENUE SUITE 350
         SAN JOSE CA 95125-9960
eBAY INC.

[_] Yes, I do plan to attend the Annual Stockholders' Meeting on Friday, May
  28, 1999.

-----------------------------------------------
Name                   (Please print)

-----------------------------------------------
Address

                             (    )
-----------------------------------------------
City            State    Zip     Telephone No.


EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. HOWEVER, IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.


YOU DO NOT NEED TO RETURN THIS CARD IF YOU DO NOT PLAN TO ATTEND THE ANNUAL STOCKHOLDERS' MEETING.